As filed with the Securities and Exchange Commission on January 15, 1998


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          SIGNAL TECHNOLOGY CORPORATION
                          -----------------------------
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                               04-2758268
--------------------------------                             -------------------
(State or Other Jurisdiction of                               (I.R.S. Employer
  Incorporation or Organization)                             Identification No.)


       975 Benecia Avenue, Sunnyvale, California                    94086
       -----------------------------------------                    -----
        (Address of Principal Executive Offices)                  (Zip Code)


                          SIGNAL TECHNOLOGY CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
                         -------------------------------
                            (Full Title of the Plan)

                                Dale L. Peterson
                             Chief Executive Officer
                          Signal Technology Corporation
                               975 Benecia Avenue
                           Sunnyvale, California 94086

                                 (408) 730-6318
                                 --------------
            (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:
                            Harry R. Hauser, Esquire
                               Gadsby & Hannah LLP
                               225 Franklin Street
                           Boston, Massachusetts 02110
                                 (617) 345-7000

                                            CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
                                              Proposed Maximum          Proposed Maximum
Title of Securities    Amount to be           Offering Price Per        Aggregate Offering        Amount of
to be Registered       Registered(1)          Share(2)                  Price(2)                  Registration Fee(3)
==========================================================================================================================

Common Stock, $.01
par value per share           300,000                $4.9375             $1,481,250.00                     $436.97
(the "Common
 Stock")
-------------------------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416(c) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Computed pursuant to Rule 457(c) and (h) under the Securities Act solely for purposes of calculating the Registration Fee based on the average of the high and low prices of the Common Stock for January 9, 1998, as reported by the American Stock Exchange.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement on Form S-8. Such documents and the documents incorporated by reference in this Registration Statement on Form S-8 pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act and will be given to employees participating in the Signal Technology Corporation Employee Stock Purchase Plan (the "Plan").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

The following documents have been previously filed by Signal Technology Corporation (the "Company") with the Securities and Exchange Commission and are incorporated herein by reference:

1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 ("Fiscal 1996");

2. All other reports of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of Fiscal 1996; and

3. The descriptions of the Company's Common Stock which are contained in the registration statements filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement on Form S-8 and prior to such time as the Company files a post-effective amendment to this Registration Statement on Form S-8 which indicates that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement on Form S-8 and to be a part hereof from the date of filing such documents.

Item 4.  Description of Securities.
         --------------------------

Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

Not applicable.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Delaware General Corporation Law, Section 102(b)(7) enables a corporation in its original certificate of incorporation or in an amendment thereto validly approved by stockholders, to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care. However, the elimination or limitation shall not apply where there has been a breach of the duty of loyalty, failure to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which is deemed illegal or obtaining an improper personal benefit. The Company's Certificate of Incorporation, as amended, includes the following language:

         A director of the Corporation shall in any one year be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit, only to the extent of directors' fees (including committee fees and attendance fees) paid during such year by the Corporation to such director for serving as a director of the Corporation. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

Item 7.  Exemption from Registration Claimed.
         ------------------------------------

Not applicable.

Item 8. Exhibits.
        --------

(a) The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

Exhibit No.   Description
----------    -----------

4             Signal Technology Corporation Employee Stock Purchase Plan.

5 Opinion Letter of Gadsby & Hannah LLP as to legality of shares being registered.

23a           Consent of Gadsby & Hannah LLP (contained in Opinion filed as
              Exhibit 5).

23b           Consent of Coopers & Lybrand LLP.

Item 9. Undertakings.
        ------------

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any additional or changed material information on the plan of distribution.

(2) For the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. in the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California on this 15th day of January, 1998.

                                   SIGNAL TECHNOLOGY CORPORATION


                                   By: /s/ Dale L. Peterson
                                       -----------------------------------------
                                       Dale L. Peterson, Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Name                               Capacity                           Date
----                               --------                           ----

/s/ Dale L. Peterson       Chairman of the Board                January 15, 1998
--------------------       and Chief Executive Officer
Dale L. Peterson           (principal executive officer)


/s/ Edward Rockwell        Chief Financial Officer              January 15, 1998
--------------------       and Controller
Edward Rockwell            (principal financial and
                           accounting officer)


/s/ Larry L. Hansen                Director                     January 15, 1998
--------------------
Larry L. Hansen


/s/ Harvey C. Krentzman            Director                     January 15, 1998
-------------------------
Harvey C. Krentzman


/s/ Bernard P. O'Sullivan          Director                     January 15, 1998
----------------------------
Bernard P. O'Sullivan


/s/ Joseph S. Schneider            Director                     January 15, 1998
----------------------------
Joseph S. Schneider

                                  EXHIBIT INDEX
                                  -------------

                                                           Sequentially Numbered
Exhibit No.     Description                                      Page Number
-----------     -----------                                ---------------------

     4          Signal Technology Corporation
                Employee Stock Purchase Plan

     5          Opinion Letter of Gadsby & Hannah LLP
                as to legality of shares
                being registered

   23a          Consent of Gadsby & Hannah LLP
                (contained in Opinion filed as Exhibit No. 5)

   23b          Consent of Coopers & Lybrand LLP